UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2013, LSB Industries, Inc. (the “Company”), ThermaClime L.L.C., a wholly owned subsidiary of the Company (“ThermaClime”), certain subsidiaries of ThermaClime, and Consolidated Industries Corp., a subsidiary of the Company (“Consolidated Industries”), entered into the Eighth Amendment to the Amended and Restated Loan and Security Agreement (the “Eighth Amendment”), with the lenders identified on the signature pages thereof (collectively the “Lenders”) and Wells Fargo Capital Finance, Inc. (“Wells Fargo”), as the arranger and administrative agent for the Lenders, which amends ThermaClime’s existing $50 million working capital revolver under the Amended and Restated Loan and Security Agreement, dated November 5, 2007, as previously amended (the “Working Capital Revolver”). The Eighth Amendment will not be effective until certain conditions set forth therein have been satisfied. If the Eighth Amendment becomes effective, among other things, the maximum revolver amount will be increased to $100 million, subject to the amount of available collateral, and the maturity date will be extended to April 13, 2018. As of the date of this report, there are no outstanding borrowings under the Working Capital Revolver.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2013

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer